Form C

Cover Page

Name of issuer:

Devotion Spirits, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 10/2/2017

Physical address of issuer:

566 Route 35
Red Bank NJ 07701

Website of issuer:

http://www.devotionvodka.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☑ Common Stock
☐ Preferred Stock
☐ Debt
☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

202,703

Price:

$1.48000

Method for determining price:

Pro-rated portion of the total principal value of $300,000.44; interests will be sold in increments of $1.48.

Target offering amount:

$300,000.44

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

4/27/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

5

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$1,433,932.00	$965,348.00
Cash & Cash Equivalents:	$13,770.00	$34,675.00
Accounts Receivable:	$556,427.00	$401,304.00
Short-term Debt:	$733,989.00	$742,404.00
Long-term Debt:	$2,017,000.00	$29,000.00
Revenues/Sales:	$3,341,894.00	$2,784,345.00
Cost of Goods Sold:	($1,505,159.00)	($1,209,532.00)
Taxes Paid:	$9,547.00	$6,217.00
Net Income:	($2,421,001.00)	($2,490,572.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Devotion Spirits, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Robert Jones	CEO	Oral IV	2008
Michel Jacober	Owner and VP	Allen Flavors	2010
Michael Calleja	COO	Devotion Spirits, Inc.	2010
Andrew Adelman	CEO	Devotion Spirits, Inc	2008

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Vince Serpico	CFO	2017
Ivy Balagtas	Secretary	2013
Michael Calleja	COO	2010
Andrew Adelman	CEO	2008
Andrew Adelman		2008

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Andrew Adelman	6203342.0 Series A Preferred Stock and Class A Common Stock	36.8
Michel Jacober	4618056.0 Series A Preferred Stock	29.9

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The holders of Preferred Stock hold Anti-Dilution Rights.

The Series A Preferred Stock has weighted average anti-dilution protection with respect to certain additional issuances of our securities for issue prices that are below the current conversion price of the Series A Preferred Stock which is $1.08 per share. The weighted anti-dilution calculation results in a reduction of the conversion price of the Series A Preferred Stock, thereby resulting in an increase in the number of shares of common stock into which the Series A Preferred Stock is convertible. If in the future, we issue securities at below the conversion price of the Series A Preferred Stock or below the conversion price of any additional series of Preferred Stock that may in the future be authorized and issued, the holders of such Preferred Stock will be entitled to the issuance of additional shares of common stock upon conversion of such Preferred Stock, through a reduction in the effective conversion price then in effect for such Preferred Stock, which would result in additional dilution to the holders of common stock, through an additional decrease in the holder's relative percentage ownership of us.

Terms of subsequent financings may adversely impact your investment.

We may need to engage in common equity, debt, or preferred stock financing in the future, as a result of which your rights and the value of your investment in the common stock could be reduced. Interest on debt securities could increase costs and negatively impact operating results. Additional shares of preferred stock could be issued in series from time to time with such designation, rights, preferences, and limitations as needed to raise capital. The terms of preferred stock could be more advantageous to those investors than to the holders of common stock. In addition, if we need to raise more equity capital from the sale of common stock, institutional or other investors may negotiate terms at least as, and possibly more, favorable than the terms of your investment.

If our brand does not achieve more widespread consumer acceptance, our growth may be limited.

Our brand is early in its growth cycle and has not yet achieved extensive brand recognition. Accordingly, if consumers do not accept our brand, we will not be able to penetrate our markets and our growth may be limited.

We depend on a limited number of suppliers. Failure to obtain satisfactory performance from our suppliers or loss of our existing suppliers could cause us to lose sales, incur additional costs and lose credibility in the marketplace.

We depend on a limited number of third-party suppliers for the sourcing of our products. These suppliers consist of third-party distillers, bottlers and producers. We do not have long-term written agreements with all of our suppliers. The termination of our agreements or an adverse change in the terms of these agreements could have a negative impact on our business. If our suppliers increase their prices, we may not have alternative sources of supply and may not be able to raise the prices of our products to cover all or even a portion of the increased costs. Also, our suppliers' failure to perform satisfactorily or handle increased orders, delays in shipments of products from suppliers or the loss of our existing suppliers, especially our key suppliers, could cause us to fail to meet orders for our products, lose sales, incur additional costs and/or expose us to product quality issues. In turn, this could cause us to lose credibility in the marketplace and damage our relationships with distributors, ultimately leading to a decline in our business and results of operations. If we are not able to renegotiate these contracts on acceptable terms or find suitable alternatives, our business could be negatively impacted.

We depend on our independent wholesale distributors to distribute our products. The failure or inability of even a few of our distributors to adequately distribute our products within their territories could harm our sales and result in a decline in our results of operations.

We are required by law to use state licensed distributors and state-owned agencies to sell our products to retail outlets, including liquor stores, bars, restaurants and national chains in the U.S. We have established relationships for our brands with wholesale distributors in many states; however, failure to maintain those relationships could significantly and adversely affect our business, sales and growth. Over the past decade there has been increasing consolidation, both intrastate and interstate, among distributors. As a result, many states now have only two or three significant distributors. Also, there are several distributors that now control distribution for several states. As a result, if we fail to maintain good relations with a distributor, our products could in some instances be frozen out of one or more markets entirely. The ultimate success of our products also depends in large part on our distributors' ability and desire to distribute our products to our desired U.S. target markets, as we rely significantly on them for product placement and retail store penetration. We have no formal distribution agreements or minimum sales requirements with any of our distributors and they are under no obligation to place our products or market our brands. Moreover, all of them also distribute competitive brands and product lines. We cannot assure you that our U.S. alcohol distributors will continue to purchase our products, commit sufficient time and resources to promote and market our brand and

product lines or that they can or will sell them to our desired or targeted markets. If they do not, our sales will be harmed, resulting in a decline in our results of operations.

Class action or other litigation relating to alcohol abuse or misuse could adversely affect our business.

Companies in the beverage alcohol industry are, from time to time, exposed to class action or other litigation relating to alcohol advertising, product liability, alcohol abuse problems or health consequences from the misuse of alcohol. It is also possible that governments could assert that the use of alcohol has significantly increased government funded health care costs. Litigation or assertions of this type have adversely affected companies in the tobacco industry, and it is possible that we, as well as our suppliers, could be named in litigation of this type.

Also, lawsuits have been brought in a number of states alleging that beverage alcohol manufacturers and marketers have improperly targeted underage consumers in their advertising. Plaintiffs in these cases allege that the defendants' advertisements, marketing and promotions violate the consumer protection or deceptive trade practices statutes in each of these states and seek repayment of the family funds expended by the underage consumers. While we have not been named in these lawsuits, we could be named in similar lawsuits in the future. Any class action or other litigation asserted against us could be expensive and time-consuming to defend against, depleting our cash and diverting our personnel resources and, result in significant harm to our business.

Regulatory decisions and legal, regulatory and tax changes could limit our business activities, increase our operating costs and reduce our margins.

Our business is subject to extensive regulation. This may include regulations regarding production, distribution, marketing, advertising and labeling of beverage alcohol products. We are required to comply with these regulations and to maintain various permits and licenses. We are also required to conduct business only with holders of licenses to import, warehouse, transport, distribute and sell beverage alcohol products. We cannot assure you that these and other governmental regulations applicable to our industry will not change or become more stringent. Moreover, because these laws and regulations are subject to interpretation, we may not be able to predict when and to what extent liability may arise. Additionally, due to increasing public concern over alcohol-related societal problems, including driving while intoxicated, underage drinking, alcoholism and health consequences from the abuse of alcohol, various levels of government may seek to impose additional restrictions or limits on advertising or other marketing activities promoting beverage alcohol products. Failure to comply with any of the current or future regulations and requirements relating to our industry and products could result in monetary penalties, suspension or even revocation of our licenses and permits. Costs of compliance with changes in regulations could be significant and could harm our business, as we could find it necessary to raise our prices in order to maintain profit margins, which could lower the demand for our products and reduce our sales and profit potential.

Also, the distribution of beverage alcohol products is subject to extensive taxation. An increase in taxation could significantly harm our sales revenue and margins, both through the reduction of overall consumption and by encouraging consumers to switch to lower-taxed categories of beverage alcohol.

Contamination of our products and/or counterfeit or confusingly similar products could harm the image and integrity of, or decrease customer support for, our brands and decrease our sales.

The success of our brand depends upon the positive image that consumers have of it. Contamination, whether arising accidentally or through deliberate third-party action, or other events that harm the integrity or consumer support for our brand, could affect the demand for our products. Contaminants in raw materials purchased from third parties and used in the production of our products or defects in the distillation, fermentation or bottling processes could lead to low beverage quality as well as illness among, or injury to, consumers of our products and could result in reduced sales. We may also be required to recall products in the event of contamination or damage. Also, to the extent that third parties sell products that are either counterfeit versions of our brand or brands that look like our brand, consumers of our brand could confuse our products with products that they consider inferior. This could cause them to refrain from purchasing our brand in the future and in turn could impair our brand equity and adversely affect our sales and operations.

We face substantial competition in our industry and many factors may prevent us from competing successfully.

We compete on the basis of product taste and quality, brand image, price, service and ability to innovate in response to consumer preferences. The global spirits industry is highly competitive and is dominated by several large, well-funded international companies. It is possible that our competitors may either respond to industry conditions or consumer trends more rapidly or effectively or resort to price competition to sustain market share, which could adversely affect our sales and profitability.

One of our Majority Shareholders is entitled to a Substantial Payment Upon a Change of Control.

Pursuant to an agreement with one of our stockholders, who is also a director and an officer, we are required to pay a change of control bonus in the amount of $1,360,000, which shall be used to pay a portion of his stock option exercise price upon a change in control. The stock options were issued after the date he commenced employment with us, resulting in an increase in the stock option exercise price as a result of an increase in the market value of the stock. The bonus was therefore granted to compensate him for the higher exercise price.

The holders of our Class B Common Stock have no voting rights.

Because the Class B Common Stock have no voting rights, investors will not be able to participate in any stockholder votes, including, the election of any directors.

Our Success Is Highly Dependent On Our Current Management.

Our success depends in significant part on the continued services of our current management team. Our success also depends in significant part on our ability to attract and retain additional management and other personnel. The inability to attract and retain such key personnel, or losing one or more of our existing management team, would seriously impair our ability to, or could cause us to fail to, successfully implement our business plan. This would have a material adverse effect on our business, results of operations and financial condition and the investors could lose their investment.

Limited Transferability and Liquidity.

Certain conditions imposed by the Securities Act must be satisfied prior to any sale, transfer, conversion or other disposition of our common stock. No public market exists for our common stock and no market is expected to develop.

Projections: Forward Looking Information.

Any projections regarding our anticipated financial performance are hypothetical and are based on management's best estimate of the probable results of our operations, and have not been reviewed by our independent accountants. Such projections are based on several assumptions which management believes are reasonable. Some assumptions invariably will not materialize due to unanticipated events and circumstances beyond management's control. Therefore, actual results of operations will vary from the projections, and such variances may be material. The projected results cannot be guaranteed.

Dilution

You should understand the potential for dilution. Each investor's stake in us, could be diluted due to our issuing additional shares. In other words, if we issue more shares, the percentage of the Company that you own will decrease, even though our value may increase. You will own a smaller piece of a larger company. This increase in the number of shares outstanding could result from a stock offering (such as an initial public offering, another crowdfunding round, a venture capital round or angel investment), employees exercising stock options, or by conversion of certain instruments (e.g., convertible notes, preferred shares or warrants) into stock.

If we decide to issue more shares, you could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (although this typically occurs only if we offer dividends, and most early stage companies are unlikely to offer dividends, referring to invest any earnings into the Company).

The type of dilution that hurts early-stage investors mostly occurs when the company sells more shares in a "down round," meaning at a lower valuation than in earlier offerings.

The Series A Preferred Stock has weighted average anti-dilution protection with respect to certain additional issuances of our securities for issue prices that are below the current conversion price of the Series A Preferred Stock which is $1.08. The weighted anti-dilution calculation results in a reduction of the conversion price of the Series A Preferred Stock, thereby resulting in an increase in the number of shares of common stock into which the Series A Preferred Stock is convertible. In addition, if in the future, we issue securities at below the conversion price of the Series A Preferred Stock or any other Series of Preferred Stock that we may issue with anti-dilution protection, the holders of the applicable series of Preferred Stock will be entitled to the issuance of additional shares of common stock upon conversion of such Preferred Stock, through a reduction in the effective conversion price then in effect for such Preferred Stock, which would result in additional dilution to the holders of common stock, through an additional decrease in the holder's relative percentage ownership of us.

If you are making an investment expecting to own a certain percentage of the Company or expecting each share to hold a certain amount of value, it is important to realize how the value of those shares can decrease by actions taken by the Company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

Risks of Borrowing.

We have over $3,000,000 in debt outstanding to officers and directors. As of August 1, 2017, $366,866 was outstanding under the Promissory Note which is collateralized against our accounts receivables. We may have to seek loans from financial institutions or other Individuals in the future. Typical loan agreements might contain restrictive covenants which may impair our operating flexibility, and may require us to provide a security interest in our assets. A default under any loan agreement could result in the foreclosure of any security interst granted, including, but not limited to, the security interest granted to our director in connection with the loan referred to above.

Vince Serpico is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

The holders of Series A Preferred Stock have preferential rights to dividends and distributions upon a liquidation, dissolution and certain acquisitions.

Upon a liquidation, dissolution or winding up of us, our sale of all or substantially all of our assets and certain acquisitions (a "**Liquidation Event**"), the holders of Series A Preferred Stock are entitled to receive $1.08 per share in distributions (subject to adjustments as described below), before any funds are distributed to the holders of common stock. As of the date hereof, upon a Liquidation Event, the holders of outstanding preferred stock would be entitled to receive the first $9,152,028 in distributions, with the remaining amounts being split pro rata amongst the holders of common stock.

In addition, if dividends are declared by our board of directors, dividends in an amount equal to $0.009 per share are required to be paid to the holders of Series A Preferred Stock prior to the payment of any dividends to the holders of common stock. Therefore, if our board of directors declares any dividends, there may not be any amounts remaining to be paid to the holders of common stock after distribution of the dividend preference to the holders of Series A Preferred Stock

In 2015, the Company signed an agreement which will take place upon the occurrence of a change of control in the company whereby one of the employees of the Company who is also shareholder will receive a bonus of $1,360,000.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$300,000**

Use of Proceeds: Distribution of funds breaks down to: 21% infrastructure ($63,000); 19% distribution ($57,000); 7% operations ($21,000); 22% production ($66,000); 6% POS ($18,000); 14% territory marketing (activation) ($42,000); 7% social media ($21,000); 4% advertising ($12,000).

If we raise: **$1,070,000**

Use of Proceeds: Distribution of funds breaks down to: 21% infrastructure ($224,700); 19% distribution ($203,300); 7% operations ($74,900); 22% production ($235,400); 6% POS ($64,200); 14% territory marketing (activation) ($149,800); 7% social media ($74,900); 4% advertising ($42,800).

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

This is a priced round. Devotion Spirits, Inc. is offering up to 713,333 shares of class b common stock at $1.48 per share. The approximate pre-money valuation is $24.9M.
See exact security attached as Appendix B, Investor Contracts.

Neither this Subscription Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Neither this Subscription Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Series A Preferred	10,000,000	8,474,102	Yes
Class A Common Stock	10,000,000	5,000,000	Yes
Class B Common Stock	10,000,000	0	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	412,500 Series A Preferred Stock
Options:	2,959,609 Class A Common Stock

Describe any other rights:

The following summarizes the rights of our capital stock as provided in our Certificate of Incorporation.

Voting Rights.

The holders of Class A Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and the holders of Series A Preferred Stock are entitled to a number of votes equal to the number of shares of Class A Common Stock into which they are convertible, on all matters submitted to a vote of the stockholders. The holders of Class A Common Stock and the holders of Series A Preferred Stock vote together as a single class. Except as otherwise required by applicable law, the holders of Class B Common Stock have no voting rights.

Dividend Rights.

The holders of Series A Preferred Stock are entitled to receive, out of any funds legally available therefor, non-cumulative dividends in an amount equal to $0.09 per share per annum, when and if declared by our board of directors (as adjusted for any recapitalizations, stock combinations, stock dividends, stock splits and the like) (the "**Preferred Dividend**"). No dividend shall be paid on the common stock in any year, other than dividends payable solely in capital stock, until all dividends for such year have been declared and paid on the Series A Preferred Stock. After dividends during such year are paid on the Series A Preferred Stock, all dividends shall be paid on the common stock until the amount distributed with respect to each share of common stock equals the aggregate Preferred Dividend for such fiscal year, divided by the number of shares of common stock into which the Series A Preferred Stock are convertible on the record date for the distribution. Any dividends paid during such fiscal year thereafter, shall be paid pro rata to the holders of common stock and Preferred Stock (on an as converted basis). The holders of Class B Common Stock have no dividend rights.

Liquidation Rights.

In the event of any Liquidation Event (as defined below), prior and in preference to any distribution of any of our assets to the holders of common stock by reason of their ownership of such stock, (i) the holders of Series A Preferred Stock shall be entitled to receive on a pro rata basis an amount equal to $1.08 for each outstanding share of Series A Preferred Stock then held by them plus declared but unpaid dividends on such shares (as adjusted for any recapitalizations, stock combinations, stock dividends, stock splits and the like). If, upon the occurrence of a Liquidation Event, our assets legally available for distribution to stockholders by reason of their ownership of stock, shall be insufficient to permit the payment to the holders of Series A Preferred Stock of the full aforementioned preferential amount, then, all of our assets legally available for distribution to stockholders by reason of their ownership of stock, shall be distributed ratably among the holders of Series A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

Upon a Liquidation Event, and after payment to the holders of Series A Preferred Stock of the amounts to which they are entitled pursuant to the prior paragraph, all of our assets that remain legally available for distribution to stockholders by reason of their ownership of stock, shall be distributed ratably among the holders of common stock in proportion to the number of shares of common stock held by them.

The holders of Class B Common Stock have no rights in a liquidation event.

A "**Liquidation Event**" includes, unless the holders of Preferred Stock determine otherwise, (a) our liquidation, dissolution or winding up, (b) a sale, conveyance, lease, or other disposition (by license or otherwise) of all or substantially all of our assets; or (c) the acquisition of us by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger, reverse merger, or consolidation, but excluding (i) any merger effected primarily for the purpose of changing our domicile, and (ii) a sale of our securities in a financing transaction), unless our stockholders will hold at least 50% of the voting power of the surviving or acquiring entity in approximately the same relative percentages after such sale or acquisition, as before such sale or acquisition.

Conversion of Series A Preferred Stock

The holders of Series A Preferred Stock have the following conversion rights:

Each share of Series A Preferred Stock is convertible, at any time, at the option of the holder thereof, into such number of fully paid and non-assessable shares of Class A Common Stock as is determined by dividing the Initial Issue Price of the Series A Preferred Stock (as appropriately adjusted for stock splits, stock dividends, recapitalizations and the like) by the then applicable Conversion Price for a share of Series A Preferred Stock. The Initial Issue Price per share of Series A Preferred Stock is $1.08 and the Conversion Price per share of Series A Preferred Stock is currently $1.08, however, is subject to adjustment from time to time as provided below.

Each share of Series A Preferred Stock shall automatically be converted into shares of Class A Common Stock at the then effective Conversion Price immediately upon the earlier of (a) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of our common stock to the public involving aggregate proceeds to us of not less than $25,000,000 at a per share offering price of at least $5.00 (as adjusted for any recapitalizations, stock combinations, stock dividends, stock splits and the like), or (ii) the date specified by written consent or agreement of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock.

Anti-Dilution Rights.

The number of shares into which Series A Preferred Stock is convertible and/or the conversion price of Series A Preferred Stock is subject to adjustment in the case of subdivisions or combinations of common stock, stock dividends and certain other distributions, and in connection with certain reorganizations, reclassifications and similar events. In addition, the Conversion Price of the Series A Preferred Stock is subject to adjustment in the case of certain issuances of securities at less than the then applicable Conversion Price for the Series A Preferred Stock (currently $1.08 per share), based on a weighted average anti-dilution formula.

Absence of Other Rights of Common Stock.

Holders of common stock have no preferential, preemptive, conversion or exchange rights. There are no redemption or sinking fund provisions applicable to the common stock. When issued in accordance with our certificate of incorporation and DelawareGeneral Corporation Law, shares of our common stock and preferred stock will be fully paid and not liable to further calls or assessments by us.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

You should understand the potential for dilution. Each investor's stake in us, could be diluted due to our issuing additional shares. In other words, if we issue more shares, the percentage of the Company that you own will decrease, even though our value may increase. You will own a smaller piece of a larger company. This increase in the number of shares outstanding could result from a stock offering (such as an initial public offering, another crowdfunding round, a venture capital round or angel investment), employees exercising stock options, or by conversion of certain instruments (e.g., convertible notes, preferred shares or warrants) into stock.

If we decide to issue more shares, you could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (although this typically occurs only if we offer dividends, and most early stage companies are unlikely to offer dividends, referring to invest any earnings into the Company).

The type of dilution that hurts early-stage investors mostly occurs when the company sells more shares in a "down round," meaning at a lower valuation than in earlier offerings.

The Series A Preferred Stock has weighted average anti-dilution protection with respect to certain additional issuances of our securities for issue prices that are below the current conversion price of the Series A Preferred Stock which is $1.08. The weighted anti-dilution calculation results in a reduction of the conversion price of the Series A Preferred Stock, thereby resulting in an increase in the number of shares of common stock into which the Series A Preferred Stock is convertible. In addition, if in the future, we issue securities at below the conversion price of the Series A Preferred Stock or any other Series of Preferred Stock that we may issue with anti-dilution protection, the holders of the applicable series of Preferred Stock will be entitled to the issuance of additional shares of common stock upon conversion of such Preferred Stock, through a reduction in the effective conversion price then in effect for such Preferred Stock, which would result in additional dilution to the holders of common stock, through an additional decrease in the holder’s relative percentage ownership of us.

If you are making an investment expecting to own a certain percentage of the Company or expecting each share to hold a certain amount of value, it is important to realize how the value of those shares can decrease by actions taken by the Company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

Because there is no public market for our securities, the price of the stock has been determined by our board of directors. Among the factors we have considered in determining the initial price are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our common stock that take into account factors such as the following:

- unrelated third party valuations of our common stock;

- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;

- our results of operations, financial position and capital resources;

- current business conditions and projections;

- the lack of marketability of our common stock;

- the hiring of key personnel and the experience of our management;

- the introduction of new products;

- the risk inherent in the development and expansion of our products;

- our stage of development and material risks related to our business;

- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;

- industry trends and competitive environment;

- trends in consumer spending, including consumer confidence;

- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and

- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Name of Creditor: Michel Jacober, Irrevocable Trust; **Amount Owed as of October 2017**: $2,875,000; **Interest Rate**: 4%; **Maturity Date**: May 1, 2021; **Additional Information**: Shareholder

Name of Creditor: Michel Jacober, Irrevocable Trust; **Amount Owed as of October 2017**: $369,000; **Interest Rate**: 7%; **Maturity Date**: On Demand; **Additional Information**: Shareholder. We will pay back the loan as soon as we have sufficient net revenues. Until then Michel Jacober (as a large shareholder) supports Devotion's continued spending on growth.

Name of Creditor: Robert Jones; **Amount Owed as of October 2017**: $20,000; **Interest Rate**:0%; **Maturity Date**: May 15, 2019; **Additional Information**: Shareholder

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
4/2015	Section 4(a)(2)	Preferred stock	$701,000	General operations
12/2015	Section 4(a)(2)	Preferred stock	$1,890,000	General operations
12/2016	Section 4(a)(2)	Preferred stock	$910,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

In addition to the related party detailed in financial statements in which the company purchased materials from the company Allen Flavor owned by the shareholder Michel Jacober.

Name of Creditor: Michel Jacober, Irrevocable Trust; **Amount Owed**: $2,875,000; **Interest Rate**: 4%; **Maturity Date**: May 1, 2021; **Additional Information**: Shareholder

Name of Creditor: Michel Jacober, Irrevocable Trust; **Amount Owed**: $369,000; **Interest Rate**: 7%; **Maturity Date**: On Demand; **Additional Information**: Shareholder

Name of Creditor: Robert Jones; **Amount Owed**: $20,000; **Interest Rate**:0%; **Maturity Date**: May 15, 2019; **Additional Information**: Shareholder

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Devotion Vodka is the world's first-ever & only sugar-free, gluten-free, American made vodka family. We care about quality, innovation, and transparency. That's why we are the first spirits company to print Nutritional Facts on the bottle, the first to introduce tea, Cosmo, or blackberry flavored vodka, and the first ever to produce a gluten-free sugar-free all natural vodka.
With our social media savvy, years of experience, organic sales, and key partnerships, we are poised to be the next household name in spirits. While currently available in 8 states, Devotion wants to go national. With our devoted fanbase (150k social media followers), Devotion is not just another vodka, Devotion is a lifestyle.

Milestones

Devotion Spirits Inc. was first incorporated in 2008 in the State of California and began production. In October 2017 Devotion Spirits, Inc merged into a Delaware corporation because it is a better jurisdiction for corporations.
Since then, we have:

- 2014, 2015, 2016, 2017 "Rising Star" Growth Brand Winner – Beverage Information Group
- *2016 Gluten Free Vodka of the Year – New York International Spirits Competition*
- *2014 Top 50 Spirits Winner – Wine Enthusiast*
- *2014 Breakout Brand of the Year - Beverage World Magazine*
- Sold over 1 Million Bottles Nationwide
- *150k followers on social media*
- *Distribution Network: Fedway, SGWS, Youngs Market, MS Walker etc.*

Historical Results of Operations

Our company was reorganized in September 2017 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2016, the Company had revenues of $3,341,894 compared to the year ended December 31, 2015, when the Company had revenues of $2,784,345. Our gross margin was 54.96% in fiscal year 2016, compared to 56.56% in 2015.
- *Assets.* As of December 31, 2016, the Company had total assets of $1,433,932, including $13,770 in cash. As of December 31, 2015, the Company had $965,348 in total assets, including $34,675 in cash.
- *Net Loss.* The Company has had net losses of $2,421,001 and $2,490,572 for the fiscal years ended December 31, 2016 and December 31, 2015, respectively.
- The Company has had long and short-term debt totaling $2,750,989 and $771,404 for the fiscal years ended December 31, 2016 and December 31, 2015, respectively.

Liquidity & Capital Resources

As of August 31, 2017 the company had approximately $185,000 in cash and $310,000 in accounts receivable for a total liquidity of $495,000.

We plan to use the proceeds as set forth in this Form C under "Use of Funds".

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Note that footnote G says: "On April 7, 2015, a shareholder of the Company signed an agreement to purchase $2,000,000 of preferred stock in multiple tranches, at the fair market value at the date of the investment. During 2015 an additional investment of $1,987,000 was used to purchase approximately 1,135,000 shares of preferred stock." This language groups the sales of shares in a way that may be perceived as inconsistent with the statement of cash flows. The statement of cash flows is correct. In 2015 Devotion Vodka sold $2,591,000 worth of preferred stock. Then in 2016 Devotion Vodka sold $910,000 worth of preferred stock.

Cash in Hand, Burn Rate, Short/Mid Term Expenses

Cash in Hand is $185,000. Our average expenses for the last 12 months ended September 2017 were $191,000/month. Average revenue for the same period was $171,000/month. We have recently adjusted our strategy to focus on long term growth. We are bringing more marketing in house. We are reducing staffing costs and generally consolidating expenses while increasing production volume. Overhead has dropped and current monthly expenses are approximately $115,000 while revenue has come down to $100,000/month which provides $40,000 in gross profit due to seasonality and decreased marketing spend. Our current burn rate is $75,000.

If the minimum funding target is hit our runway is expected to be 8 months. In the short to mid term we expect expenses to go down to $75,000.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities? ☐ Yes ☑ No
- ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.devotionvodka.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Devotion Vodka Subscription Agreement

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Andrew Adelman
Ivy Balagtas
Michael Calleja
Michel Jacober
Robert Jones
Vince Serpico

Appendix E: Supporting Documents

INVEST IN DEVOTION VODKA

World's First Sugar-Free, Gluten-Free, and American-Made Vodka Family

"You have the opportunity to invest in the world's first sugar-free, gluten-free, and American-made vodka family who broke industry barriers with our labeling. We cut out chemicals or impurities that make our brand less valuable by making our vodka with deionized water and the essence of fruit in our flavoring. We've sold more than a million bottles of vodka by pushing the limits with unique flavors to become market innovators.



Andrew Adelman
CEO, DEVOTION VODKA


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Devotion
VODKA
$0
raised of $300K goal
$148 min
INVEST
by Wefunder Portal LLC

Priced Round

$24.9M pre-money valuation | **$1.48**/share

If you invest, you're betting Devotion Vodka will be worth more than $24.9M in the future.

INVESTOR PERKS

$250+	Devotion Vodka T-shirt
$500+	Devotion Vodka T-shirt 1 Bottle of Devotion Vodka
$1,000+	Devotion Vodka Sweatshirt Devotion T-shirt/Hat 3 Bottles of Devotion
$5,000+	Devotion Vodka Sweatshirt Devotion T-shirt/Hat 1 case of Devotion

OUR AMBITION

With our years of experience, organic sales, social media penetration, and key partnerships, we are poised to be the next household name in spirits. While currently available in 8 states, we want to go national. We are dedicated to better ingredients, transparency, and giving back to our community. Our devoted fanbase of 150k social media followers is proof that Devotion is not just another vodka -- Devotion is a lifestyle.

KEY FACTS

- Named the "Rising Star" Growth Brand Winner in 2014, 2015, 2016, and 2017 by the Beverage Information Group.
- Sold over 1 million bottles nationwide.
- Named a Top 50 Spirit in 2014 by Wine Enthusiast.
- 150k total followers on social media.
- Named Gluten Free Vodka of the Year at the 2016 New York International Spirits Competition.
- National Chains Include: Whole Foods, Wegmans, Publix, Sam's Club, and more.
- Distribution Network: Fedway, SGWS, Youngs Market, MS Walker, and more.
- Named Breakout Brand of the Year in 2014 by Beverage World Magazine.

devotionvodka.com

500 STARTUPS · LEISURE · HOSPITALITY · ADVERTISING · FOOD TECH · COMMUNITY · EVENTS · BARS & CLUBS · LIFESTYLE · DISTILLERY · ADVENTURE · NIGHTLIFE · RESTAURANT · ALCOHOL · COCKTAILS · CRAFT · VODKA · HEALTHY COCKTAILS · HEALTH AND FITNESS · FIRST TO MARKET

THE BUZZ ABOUT DEVOTION VODKA

> *Most new entries in the spirits industry fail within the first year, but the award-winning Devotion Vodka has carved a niche in the gluten free & sugar free spirits market with growing sales and is positioned for continued growth. The unwavering leadership and devotion to quality and innovation have been the backbone of Devotion since day one. Don't miss out! Jump on board as they bring Devotion national.*

David Duckhorn
CEO at EVE F&B Group

BeverageDynamics

Beverage Dynamics - Beverage Dynamics - September/October 2016

Beverage Dynamics is the largest national business magazine devoted exclusively to the needs of off-premise beverage alcohol retailers, from single liquor stores to big box chains, through coverage of the latest trends in wine, beer and spirits.
September 29, 2017 @ read.dmtmag.com

WINE ENTHUSIAST TOP 100

September 29, 2017 @ winemag.com

nj com True Jersey.

Four N.J.-based spirits make Wine Enthusiast's Top 50 List of 2014

New Jersey is suddenly a spirited state. Four spirits made or imported by Garden State-based companies made Wine Enthusiast's list of the top 50 spirits of 2014.
September 29, 2017 @ nj.com

NEW JERSEY BUSINESS

Devotion Vodka Launches National Advertising Campaign Through Partnership with Z100, iHeart Radio - New Jersey Business Magazine

Devotion Vodka, the world's first gluten-free, sugar-free vodka produced by Red Bank-based Devotion Spirits, has announced the brand's first-ever national advertising campaign, highlighted by a multi-platform partnership with New York's
September 29, 2017 @ njbmagazine.com

app.

Red Bank vodka business shows true devotion

CLOSE As a longtime owner of popular nightclubs nationwide, Woodbridge native Drew Adelman can attest to the large quantities of alcohol consumed nightly by his customers. But as a fitness buff himself, "I always wished that there was a healthier
September 29, 2017 @ app.com

Men'sJournal

Is Gluten-Free Vodka Just Hype?

Backed by a surge in consumer demand for gluten-free products, brewers and distillers across the country are scrambling to cater to drinkers with dietary restrictions. The first bottle of booze to sport an official "Gluten-Free" Alcohol and
September 12, 2017 @ mensjournal.com

THE SPIRITS BUSINESS

Devotion Vodka and Uber expand anti-drink driving campaign

7th August, 2015 by Kristiane Sherry During the summer months, first-time Uber customers can visit DevotionVodka.com for a special promotional code. This entitles them to a free Uber trip (up to US$30 - about £19) in an effort to counter drink
September 12, 2017 @ thespiritsbusiness.com

Devotion Vodka Unveils Nutritional Labeling Program Across Full Line - BevNET.com

Devotion Vodka, the world's only gluten-free & sugar-free flavored vodka family, today introduced an unprecedented nutritional labeling program across its entire line of products, including all bottle sizes, marketing materials and in-store point-of-sale

May 16, 2017 @ bevnet.com

Devotion Vodka Rolls Out Nutrition Labeling

Devotion Vodka today introduced a nutrition labeling program across its entire line of products, including all bottle sizes, marketing materials and in-store point-of-sale displays. The full-line roll out of nutrition messaging on Devotion Vodka bottles comes

May 16, 2017 @ cheersonline.com



The 2017 Spirit Growth Brands: The Top Bottles And Trends

With hundreds of new product introductions hitting the market each year, how can members of the trade make sense of which products to stock, which to drop and which to watch?

April 26, 2017 @ beveragedynamics.com

Interview: The Devotion Vodka Guys Buck, Embrace Trends

Interview: The Devotion Vodka Guys Buck, Embrace TrendsLaunching new products in the premium vodka category is challenging. Big brands already own much of the market share, while new competing vodkas annually appear on the scene.

October 6, 2016 @ cheersonline.com


WINE ENTHUSIAST
TOP
100

Top 50 Spirits of 2014 | Wine Enthusiast Magazine

Out of the hundreds of spirits reviewed for this year's Spirit Buying Guides, this list represents 50 of the best picks. It's a particularly diverse group this year, spanning a number of categories, provenances and flavor profiles.

November 25, 2014 @ winemag.com

Going to Celestial Lengths to Promote Spirits

"We wanted something that would have broad demographic appeal," Mr. Henderson told me, referring to the packaging and to his hope of bringing more young people and women into the bourbon fold. The come-on is everything these days, and the one

September 5, 2014 @ nytimes.com

Devotion Vodka is First Vodka Brand Approved to Print Gluten-Free & No Added Sugar on Bottles - BevNET.com

Landmark Approval from Alcohol and Tobacco Tax and Trade Bureau (TTB) Spurs Strategic Growth Plans for Devotion Spirits, with Brand Scheduled to Roll-Out to All 50 States in 2014 WARREN, N.J. - November 8, 2013 - Driven by the continued growth

November 11, 2013 @ bevnet.com

Devotion Vodka CEO Drew Adelman Named Mixologist for Celebrity Taste Makers TV Show - BevNET.com

WARREN, N.J. - October 4, 2013 - Devotion Spirits, Inc., maker of Devotion Vodka, the world's first gluten-free, sugar-free and 100% Made in the USA flavored vodka family, today announced that CEO Drew Adelman will appear as the weekly "master

October 7, 2013 @ bevnet.com


Devotion
COCONUT
Devotion
BLACK & BLUE
Devotion
TIKI
Devotion
WILD CHERRY
Devotion
VODKA

A Gluten-Free, Sugar-Free, Chemical-Free, Award-Winning Vodka with Personality

Just because it's gluten-free and sugar-free doesn't mean it has to be boring. Our flavors are both market innovators and consumer favorites. We deionize our water and distill it *six times* so our vodka can be a crisp, clean canvas for our award-winning flavors.

Consumers are Saying "No" to Sugar and Gluten

Increasingly, Americans are veering towards a gluten-free and low-sugar diet. Sugary drinks have been on the steady decline in the past decade, so the trend is not likely to reverse. Meanwhile, gluten-sensitivity and celiac disease are affecting more and more Americans every year.

-20%

Sugary Beverages' decline in the last 5 years

$33 Billion

Estimated Gluten-Free market value by 2025

$16 Billion
Gluten-Free market value 2016

+300 %
Americans on Gluten-Free diets in the last 5 years

41%
Americans who believe in a Gluten-Free diet

We Sensed this Trend and Created Devotion in 2008


Average Analysis

In 2008, Drew started Devotion Vodka because he wanted to be inclusive of the millions of Americans who suffered from gluten-intolerance or gluten-sensitivity. Ever since then, Devotion has been growing fast and organically without conventional marketing.

Devotion was also the first liquor company to put nutritional facts labels on its bottles. Americans want to know what they eat, why shouldn't they also know what they drink?


COSMOS
AGAINST
CANCER


GROWTH
BRANDS

In addition to various accolades, Devotion Vodka has been awarded Beverage Dynamic's Industry "Rising Star" Growth Brand Award four years in a row, an honor that has never been achieved before by a non-national business chain.

Sales Have Been Growing Steadily

And we don't expect that to stop


Gross Revenue (USD Millions)
$4.0
$3.5
$3.0
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
$0.383
$0.66
$1.038
$1.708
$2.378
$2.784
$3.347
2010
2011
2012
2013
2014
2015
2016

$13+ Million	1+ Million	4 x
Lifetime Sales	Bottles Sold	Growth Brand winner

We proudly offer 7 unique flavors


Devotion
VODKA

Devotion Pure

The Original Gluten-Free Vodka. Six times distilled from 100% corn, it's 80 proof with no gimmicks, just quality.


Devotion

Cosmo

We studied the ingredients of the best tasting Cosmos and perfected the world's first cosmo in a bottle (just add cranberry juice).


92
POINTS
WINE
ENTHUSIAST
Devotion

Wild Cherry

Wild Cherry received two prestigious awards in 2014 from Wine Enthusiast, a Top 50 Spirits in the World and a 92 Rating.



Tiki Tea

Black Tea and vodka together might sound odd, but Tiki Tea, our pioneering black tea flavored vodka, is growing in popularity year after year.



Blood Orange

Orange remains the most consistently popular flavor in the U.S. Ours is the only sugar-free and gluten-free option.



Black & Blue

The industry's first blackberry and blueberry vodka, Black and Blue reinforces our Devotion brand image of being bold and unique.


90
POINTS
WINE ENTHUSIAST

Coconut

Our unique flavor is a consistent favorite with our fans and received a 90 Rating from Wine Enthusiasts.

You'll Find Devotion in Restaurants, Lounges, and Super Stores

We started in night clubs, lounges, and fine dining, and while you can still find us during a night out on the town, you can also now find us in select grocery and super stores. While Devotion is not a national brand yet, we are proudly featured in many large chains:

HOOTERS | Red Robin GOURMET BURGERS AND BREWS | Sam's Club | Wegmans | WHOLE FOODS MARKET | Total Wine & MORE

But Also Sometimes in the Wild








How We'll Use our Investment Dollars



19%
21%
4%
7%
14%
22%
7%
6%
6%

Infrastructure	21%
Distribution	19%
Operations	7%
Production	22%
POS	6%
Territory Marketing (activation)	14%
Social Media	7%
Advertising	4%

Devotion's Journey

2008

Devotion is Born

Devotion Vodka is founded by Drew Adelman.

Dec 2013

Gluten Free & Sugar Free Launch

Officially approved as sugar-free and gluten-free by the FDA.

2014



GROWTH
BRANDS

First "Rising Star" Growth Brand Award

We've won this award in four consecutive years, the only privately-owned company to ever do so.

2014

Named Breakout Brand of the Year

This award was given to us by Beverage World Magazine.

2014

Top 50 Spirits Winner

Rated a Top-50 Spirit by Wine Enthusiasts.

May 2014



UBER

Devotion & Uber

Partnership with Uber to help drivers drink responsibly. First Uber ride is on us.

May 2016



$10 Million Total Sales

100,000 total cases of Devotion sold, equivalent to $10 million in sales.

Sept 2016



Nutritional Facts Labels

First company to successfully launch nutritional facts labels on bottles.

2017

Gluten-Free Vodka of the Year

Devotion Pure wins Gluten-Free Vodka of the Year at the NY International Spirits Competition.

2018

100,000 cases in a fiscal year

We want to grow our sales to record highs: 100k cases in a year.

2018

National Distribution

We're currently available in 8 states. We would like to bring Devotion to all our fans, everywhere.

A MESSAGE FROM DREW

From scrutinizing ingredients due to dietary restrictions to tracking the origin of a product, consumers are more devoted than ever to reading labels. A surge in demand for gluten-free and sugar-free products has prompted a shift in the food & beverage marketplace, including the spirits industry, where Devotion Vodka has taken a leadership position.

Devotion Vodka is the world's first gluten-free, sugar-free and 100% Made in the USA flavored vodka family. It's simple -- Devotion appeals to individuals who live active lifestyles, yet still enjoy indulging with a delicious and less guilty version of their favorite cocktail, by offering a refreshing line-up of flavors that doesn't compromise taste or quality.

In fact, Devotion is the only vodka brand to check all the boxes, including gluten-free, sugar-free, lowest calorie count, and kosher. We are proud to be fully transparent, backed by our unprecedented nutritional labeling program approved by The Alcohol and Tobacco Tax and Trade Bureau (TTB).

And the industry has taken notice, as Devotion has been recognized as a Wine Enthusiast - Top 50 Spirit and a Rising Star Growth Brand recipient for 4 consecutive years, among other accolades. It's time to "Get Devoted" and join our team as we are laser-focused in our mission and are opening new markets and connecting with consumers by the millions every day.

You may have missed the investment opportunity and significant financial gains experienced by those who invested in Casamigos, Deep Eddy, and Skinny Girl. But now you have the opportunity to invest in the world's first Sugar-Free, Gluten-Free American made vodka family who broke industry barriers with our labeling.

Pushing limits and creating the best vodkas are what fuels my Devotion!



Andrew Adelman

FOUNDER



Andrew Adelman

CEO

Adelman has successfully developed, operated and delivered in every aspect of the hospitality industry. With his trademark tenacity and hospitality knowledge he launched Devotion Vodka in 2009.

AND THE REST OF THE TEAM



Michael Lopez-Calleja

Partner & VP

Award-Winning Sales and Marketing Executive. His ability to execute detailed plans from inception to completion is matched only by his tenacious work ethic, attention to detail and demand for success.

DETAILS

What is Devotion Vodka? ^

− COLLAPSE ALL

Devotion Vodka is the first and only gluten-free, sugar-free, American-made brand of vodka. That means we're the only flavored vodka out there that is sugar free & gluten free and has it printed on the bottle. There's a big myth in this industry that all vodka is gluten free. It’s not. The Alcohol and Tobacco Tax and Trade Bureau is the governing body that controls what's put on the label of the bottle. A vodka isn’t really gluten free unless it's actually printed on the bottle, which means it's TTB-approved. A lot of vodkas are NOT gluten free because they only use a portion of a gluten free grain such as corn or potato, then they add mixed neutral grains into the distillation process to cut costs which in effect cuts quality. Devotion Vodka is made of 100% high quality corn, which makes us gluten free with the stamp from TTB to prove it.

How are you explaining to people the situation around gluten and vodka? ^

Vodka made from anything other than corn, potato, grapes, or an ingredient that does not have gluten can't be 100% gluten free. If someone says they have a wheat vodka such as Grey Goose, well, wheat is gluten so how can the vodka be gluten free?

It's all about education. That’s how we've been developing the brand since day one. All of this education that we do through tastings and social media is how we inform consumers. In addition to that, every consumable goods industry is forced to put on the packaging the contents of the product except the wine & spirits industry. We at Devotion Spirits Inc. believe in true transparency and know people want to know what’s in their product. We’ve taken it one step further by putting the nutritional facts on the bottle. We are the first and only company to have "Gluten Free" and “No Added Sugar” printed on the bottles across our whole family of flavors, and we also added the average analysis. When you buy a bag of potato chips, or any type of food, the nutritional facts are on the back. We did that with alcohol. If you go to your bar or your local liquor store and turn around any of the bottles there, you’ll see no one has nutritional facts on their bottle. No one except one company in the whole world right now, and that's Devotion Vodka.

The FDA oversees every type of consumer good except alcohol. In the U.S., that’s done by the Alcohol and Tobacco Tax and Trade Bureau, which is not mandating companies to put nutritional facts on a bottle. That’s because lobbyists in the industry are fighting against it. Skinny Girl got its products into Whole Foods and was kicked out because of all the chemicals in it. Fireball also got a lot of flack for the chemicals in their product and the wine industry is under intense scrutiny for the additives they put in wine such as mega purple coloring and large amounts of sulfur.

We're a small company, and hand to hand selling and education is what has enabled us to grow for the last eight years. We know consumers want transparency, so that’s what we’re giving them. It's all about transparency. There are milk-based products that sit on shelves for years. Years! Just think about that. What's in that to make it last for years on a shelf not refrigerated? Would you drink milk that sat on a shelf for two weeks, let alone years? You wouldn't, but there's all of these chemicals and preservatives that keep the brand alive. It's not the alcohol keeping it alive. That's all nonsense. What we're trying to do as a company is expose what really goes into these products. If you knew what went into half of them, you wouldn't drink them.

If you get our Tiki Tea, it is always a different color because of its natural flavors. If you look at other brands, they say on the bottle caramel coloring added. They add that caramel coloring to give the product a consistent look. We don't care about the look our concern it the ingredients and taste. Our color is brown one day and a little darker the other day. These are all things that are going on right now in the industry, and we are the leaders in exposing it while being 100% transparent.

How are you able to make such a clean vodka when other companies are not?

We start off with extreme testing of our water. Recipe quality of water is priority #1, so we have strict level guidelines to make sure our water is the cleanest on the market. It's basically a hospital-grade water.

We teamed up with the makers of Arizona Iced Tea, a company called Allen Flavors, which is the largest privately-owned flavor company in the world. We use the essence of the fruit when it comes to our flavors. There's no sugar in any of our flavors. The flavors of other brands have between 10 and 22 packs of sugar per one-liter bottle. We have zero.

On top of that, we also made our brand meet the high standards for Whole Foods. They are our biggest purchaser on the West Coast. We are always at the cutting edge of making sure our brand does not have any chemicals or impurities that could possibly turn our brand into one with less value.

What was the impetus for creating a really healthy vodka?

We wanted to come up with something that was a lifestyle brand and had different characteristics than any other spirit on the market. The key to success in business is to find a void and filling it. With the ongoing trend of healthier ingredients and labeling in the food and beverage industry, most notably with Whole Foods, we saw a void in the spirits industry where these two market drivers were not being tapped into. The spirits industry actually goes the complete opposite direction without even mandating full ingredient labels or nutritional contents. We saw this void, focused in on it, and began creating the highest quality spirit on the market with labeling approvals proving what our products bring to the table. It's not an easy task, but we hold our brand to the highest standards. Our mission statement is, “It’s what’s inside that counts” but to our customers, it’s not just about quality, it’s about our transparent labeling on the bottle that has them believing in our mission to change the industry.

What have been the company’s major milestones?

Eight or ten years ago, a lot of consumers started moving away from sugar, and soda companies have seen declines for the last 10 years. We knew sugar would be an issue in the future, so we targeted that first. Then we targeted the gluten. The gluten-free push was harder than the sugar-free aspect because no one really knew about gluten or what it was. It then became big over the last five years. Then we had to battle to get "Gluten Free" printed on the bottles, which were industry change milestones.

Other Major Milestones include:

- Beverage Information Group - Growth Brand Award “Rising Star” – 2017, 2016, 2015, 2014
- Selling over $13M in Sales
- Selling over 1M Bottles
- Approval the TTB to print - “Nutritional Facts” on the Bottle - 2016
- Wine Enthusiast – Top 50 Spirits of 2014
- Wine Enthusiast - 92 Rating, 91 Rating -2014
- Beverage World – Breakout Brand of the Year - 2014
- Approval the TTB to print - “Gluten-Free” on the bottle - 2013
- Approval the TTB to print - “No Added Sugar” on the bottle – 2012
- Micro Spirits Award– Triple Gold Medal for Bottle and Taste – 2012
- Tasting Panel - 91 Rating - 2011

How much are you selling now?

We've sold over a million bottles and over 175,000 cases. How many small brands can say that? Wine Enthusiast gave us a 91 rating & 92 rating and named one of our vodka's Top Fifty Spirits in the World. We're constantly getting awards for the design of our bottle. These are all different things we were able to acquire with a very small team in an industry that's global. Devotion Vodka is a known brand in the industry for innovation.

What compels you to devote so much time and effort to this product?

If you know us personally, you know we take pride in everything we do. Active lifestyle people and athletes stay in shape but also want to have a cocktail from time to time and, obviously, alcohol doesn't discriminate. When we were doing this, we saw a niche because all of the other fit companies out there were taking off. We wanted to get something that would be parallel to them. I was in the nightclub business. I'm getting out at 4:00 in the morning, and I do indulge in a couple of cocktails during the night because that's my job. But I still have to get up at 8:00 in the morning, and I want to go to the gym. But when you're feeling that never-ending headache, you have to figure out what's causing that. We figured that the sugar dehydrates you and that's why you have your headache, so if we could create a brand that didn't have sugar, it could help us indulge in our working out and maintaining ourselves while being in the liquor world, which was unheard of.

If you had to choose between two brands that are next to each other on the shelf, maybe two blood orange or two blueberry style vodkas, why not take the one that has no sugar and no gluten. Why would you take the other one? That's the way we looked at it. The LGBT community tends to like to stay in shape, and they love the fact that we're sugar free and gluten free. Then we go to the seniors, and they love us because many of them are pre-diabetic or diabetic, and so they think this brand was created for them. We realized we just didn't want to pigeonhole ourselves into a physically fit type vodka because we are a great-tasting brand and anybody can enjoy it. We have also always targeted the millennials. That's our big target. Sugar free and gluten free should be important to everybody, whether you're black, white, straight, gay. Whoever you are, you are going to be affected by your sugar intake.

What are your most effective marketing channels?

Marketing for us is 3 fold and all has to do with the community for which we are selling. Our mission statement for Devotion is, “It's What's Inside that Counts.” This is printed on the bottle and means the actual product we produce as well as who we are as a company.

First - We believe to be a successful company it is important to give back to the community. We specialize in this and give back to the community in all types of forms including, and most importantly, charities. It is important to give back and form a bond with our community, customers and retailers where they know we get behind causes that make a difference and help others who are in need.

Secondly, we are smart brand builders who analyze sales and marketing execution through cluster-like programming. We take an area in every single state that we're focused on. We find a good On Premise Account (Restaurant or Bar), partner with them on our story, product, and brand attributes, then make a healthier style drink or a "Better Way to Drink" cocktail and put it on the menu before driving people to the account via social media. We then focus on the nearby Off Premise Accounts (Liquor Stores/ Super Markets) and do tasting to have the consumers try the brand and purchase a bottle. Basically, we pick an account, and we really hone in on them and hit every single liquor store in the area. That's how we have built this brand since day one.

With funding, we could do a lot more in a lot less time and get our product out to a lot more people.

Finally, the most obvious avenue is social media. Since day 1 I have harped my company to constantly focus on social media on all platforms. This was 8 years ago. I was driving the business this way because it was free and you immediately touch the end user. Remember this was long before Facebook analytics, Instagram, Snapchat and paid ads. Here we built a following of over 100,000 followers on Facebook. If you look at Tito's vodka, which is a billion-dollar company, they have about 80,000 followers on Facebook. We are driving our social media really hard to get the brand messaging out every single day!

What states are you now selling in, and will that be expanding?

We are licensed in 22 states, but until the funding kicks in, we are choosing right now to focus on the states where we're having success. We're very strong in the northeast. We're powerful in Rhode Island, Massachusetts, New York, New Jersey, and Pennsylvania. We still have a strong presence in Nevada and California. Then we have a presence in Florida, Delaware, Maryland, Arizona, and Colorado.

With the funding, we're going to take our formula for success that we've had over in the northeast, California, and Nevada, and we are going to repeat it in the other states that we're licensed in. For the next year, the plan is to add seven more states.

What is your promotional strategy when entering a new state?

Our plan is to duplicate the strategy we've had in the states where we've been successful. We're going to get a top-quality salesperson. The most important aspect of any company is the people. You have to have the best team to be successful and we have been blessed with our Devoted Team. We then go after the number-one distributor. With a new state, we'll be with the top distributor, and we'll get the top salesperson. We will put together initiatives in with the distributor to ensure that they help build brand awareness throughout the colony of people they do business with. We will target all the places with social media and most importantly get in the streets and hand sell by telling our story with all the new salespeople.

We do this by bring our team that's already groomed and seasoned with our brand, and we will go into the new market for a few weeks, maybe a month, and just blanket the state. Then we'll continue the presence there with our salesperson who will be there full time. Then we send different teams out there sporadically, and we do guerilla marketing. In addition to all this, there are always new marketing ideas coming out and we're learning some of it right now, all of which we will evaluate. If it works, we'll add it to the business plan.

What have successful liquor brands done to become names everyone is familiar with?

They really established a difference between themselves and the competition. Every one of those brands had a unique selling point. Maybe it was Grey Goose, who had a higher price point. Maybe it was Bulleit Bourbon, which was struggling brand until Diageo got behind it and put millions of dollars into it and established it as a craft whiskey. (We find it hard to be craft when you're owned by the biggest company in the world).

A lot of this has to do with marketing, but the biggest thing is how does a brand become different? It is being a “First-to-Market” brand that really shows how it’s different. Why are we first to market? We are sugar-free, gluten-free, and we have nutritional facts on the bottle and meets the high standards of Whole Foods. With all of these things, we are the first-to-market brand. We are a lifestyle brand. If you look at the beer category, Michelob Ultra is a beer that really targets being a healthy lifestyle brand. If you look at the sports drink area, Gatorade targets that demographic of people who want a healthy brand. If you look at the spirits industry, right now there is no vodka trying to get into that category as the healthy brand. We are the first and only one doing that, so this is also what makes us unique with a marketing edge. That's why we believe that we could be that brand that's on the tip of everybody's tongue with the right marketing.

Tito's Vodka came out at the same time as Grey Goose. You just started to hear about Tito's Vodka now, but they both came out 21 or 22 years ago. So, there's no timeline on this. Tito's is one of the greatest brands in the world and didn't become popular until recently. Tito's is killing Grey Goose right now, and that's a brand that's kicked down the door for craft vodka and given us the opportunity to develop our brand.

How are you measuring success?

We obviously look at sales. The bottom line is the bottom line. But right now we're also looking at the response we get through social media. We posted a video a year or two years ago, and we get 500 views. Now we're getting 40,000. I think awareness has to kick in before sales. Tito's has been around 21 years, and if you ask someone how long it's been around, I guarantee they'll tell you five years because that's when they started hearing about it. That's not to say that we're in here for the 20-year plan. They didn't have social media back then, and we're taking full advantage of that, putting Devotion on the fast track. We have bigger and better things that are about to happen with social media. And since social media is free, once we do get an influx of money, we're going to utilizing other areas of marketing that obviously require money. Once awareness kicks in, it's followed with sales.

How are you spending the money you're raising?

The funds go to three specific areas. One is infrastructure. We'll use the money for hiring the right people. The second is production. The biggest problem Devotion Vodka has had since day one is being able to keep production in the warehouse. We operate on a cash-needed basis, so we'd like to have these funds to go towards adequate development of our product and producing our product. Number three will be marketing and social media advertising.

Unless we got a $20,000,000 investment, we can't do the conventional advertisements. So we found this system where we can get everyday people to be our ambassadors. If somebody puts $500 into Devotion Vodka, they're going to take a bottle of Devotion Vodka to parties and they are going to do the guerrilla marketing for us. Finding conventional money is very difficult in this space, but if we can get foot soldiers to actually invest in the brand, we can get around that hurdle. This fundraising campaign is going to get more people out there talking about us, more people out there looking into us, and we feel that with the power of our social media, this could go off like crazy.

What makes your team the right one to make Devotion Vodka a success?

We eat and breathe this. It's 24/7. We come from the school of first and foremost hard work and dedication. Paired this with knowledge of the industry and that combination has proved to be successful. As we take this to another level, we're going to continue to do this 24/7. We communicate with our team dozen of times a day, and it doesn't end. We've put our heart and soul into this. It's the blood, sweat, tears, and everything else you could imagine. We're the people that don't give up. I come from New Jersey...it's not even in our vocabulary to give up. We do have the dedication, commitment and devotion to make this successful. We are the people that will strive at all costs to make this happen. We've been successful in the past, and we're on our way to success right now. We are looking to make this a national brand then crossing boarders to go global.

It's always about team work but understanding the business is vital. I've owned parts of over 30 nightclubs throughout the country in the past and understand the On-Premise business through and through. There is not a day I am not out in the field talking to managers and business owners. When I walk into their venue I know what owners and bar managers are thinking as soon as I step foot into the place, because I have been there myself on the other side of the desk. Running restaurants and nightclubs is not an easy business and I feel it is important to find a way to add value and drive consumers into their business. It is about their business first, they are our customer, without them we cannot survive and this is how Devotion is different from other companies. We take the teamwork to our customers and always go into every account with the idea of true partnership, that's what builds companies and brands. We must always remember that hundreds of brands that are launched every year. Restaurants, bars, and liquor stores cannot take in every brand that is launched, so we have to stand out and show them how Devotion Vodka adds value to their establishment. By being the industry innovators creating the only sugar-free gluten-free vodka family in the industry with nutritional facts on the bottle, 8 years of successful growth, and over 1 million bottles sold, we believe we are on the right path!

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RISKS SPECIFIC TO DEVOTION VODKA

1.

The holders of Preferred Stock hold Anti-Dilution Rights.

The Series A Preferred Stock has weighted average anti-dilution protection with respect to certain additional issuances of our securities for issue prices that are below the current conversion price of the Series A Preferred Stock which is $1.08 per share. The weighted anti-dilution calculation results in a reduction of the conversion price of the Series A Preferred Stock, thereby resulting in an increase in the number of shares of common stock into which the Series A Preferred Stock is convertible. If in the future, we issue securities at below the conversion price of the Series A... READ MORE

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Devotion Vodka is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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Drew Adelman

President at Devotion Spirits, Inc.

Devotion Spirits, Inc.

San Francisco Bay Area • 80

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Experience

President and Founder
Devotion Spirits, Inc.
Jan 2008 – Present • 9 yrs 10 mos

Recommendations

Received (0) **Given (2)**

Omen Ferdowsi
Operating & Marketing Officer
July 7, 2009, Drew was a client of Omen's

I have opened up more than 20 Night Clubs and Bars/Restaurants and wished that I had Omen for the first 14, it would have made my life and business so much easier. When you explain to Omen what you are looking for he listens, absorbs then acts. And what you get is a complete professional package and more than what you even asked for. He will say " I thought you might like this, or I researched this so I I added this, or I took everything you said and pumped it up."

When you are doing business and can hand a proect over to someone, an important piece of your venture and not have to worry it makes all the difference inthe world. I am currently in the process of starting a new project, something on a different path and I turned to Omen. The same day he fired back at me a long list of things that would improve th entire look and complete the package. Needless to say we are in business together again.



Marin McElhany, MBA
Strategist / Marketing Automation Specialist - Marketo Certified
June 13, 2009, Drew was a client of Marin's

It is with high praise and gratitude to write a recommendation for Marin. Marin held a position with a limited budget but with high expectations and she was always able to achieve great results. Marin's commitment to detail along with her strong personality and already formed relationships and contacts allowed her pull off what would sometimes seem not possible, possible. Marin's energy and ethusiasm will take her far in her goals.

Interests

Devotion Spirits Inc.
341 followers



Michael Lopez-Calleja

COO/ VP of Sales & Marketing

Devotion Spirits Inc • Rider University

Greater New York City Area • 500+

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PERSONAL SKILLS:
- Extensive training, experience, achievements and accolades through numerous levels of corporate America
- Abundance of success in corporate business led to an entrepreneurial chapter which utilized years of experience and knowledge to redeveloping a brand while creating a new corporate structure surpassing many milestones
- In-depth experience and extremely effective in situation analysis of budgets, objectives, strategy, execution and evaluation with the keen ability to create, implement and foster competent business plans on multiple levels
- Active leader in diverse roles managing multiple direct reports which cultivates a strong work environment, trust from employees, belief in a system and confidence in company goals
- Strong effective communication skills with attention to detail in sales, financial and marketing plans
- Persuasive negotiator with ability to deliver in a fast-paced, high performance environment
- Progressive and creative in Adobe Photoshop, Indesign, Premiere, Lighthouse, PowerPoint, Keynotes, Outlook, Diver, Hootsuite, Apple, PC and many other technological platforms

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Experience

COO, VP of Sales & Marketing

Devotion Spirits Inc

Feb 2010 – Present • 7 yrs 9 mos

Red Bank, New Jersey

• Responsible for the creation of corporate infrastructure, business plans, data tracking and actionable “Go-to-Market” strategy to effectively build a brand in the current marketplace
• Corporate sales leader from infancy to present, surpassing over 190,000 cases resulting in over $14 million in sales. This growth attained industry recognition by winning the “Rising Star” Growth Brand Award four years in a row alongside companies such as Diageo, Brown Forman, Constellation, Bacardi, etc.
• Took the industry lead on creating “First-to-Market” labeling attributes such as – Sugar-Free, Gluten-Free and most recently nutritional facts on the bottle
• Redeveloped the brand and image while launching all 24 SKU’s from conceptual idea to marketplace launch
• TTB: Acquired every Government Certification to be 100% Sugar-Free, Gluten-Free, and Whole Foods Certified
• Launched and manage over 22 markets across the US having strong relations with SGWS, MS Walker, Fedway, etc.
• Developed and implemented the corporate infrastructure of a sales force of up to 18 people
• Effectively manage all manufacturing stages including: bottle design, compliance, raw materials and production
• Demonstrate fundamental acumen of budget control, gross field sales analysis and projection planning
• Create comprehensive Brand Books, Brand/Sales Plans and Marketing materials for national and individual states
• Allocate finance resources to each arm of the company including factoring, production, A/P & A/R, by working daily with our CPA to ensure adequate funding on a weekly basis
• Responsible for yearly strategic planning and distributor strategies as well as State-by-State analysis
• Develop all National and Regional Chain Programs and Presentations including Wal-Mart, Kroger, Whole Foods, Red Robin, Total Wine, Albertson’s, Publix and many more
• Develop and maintain effective working relationships with key distributor management and salesforce

On Premise State Manager
Brown-Forman
Oct 2007 – Feb 2010 • 2 yrs 5 mos
New York, New York

• Managed Sales and Programming over Metro and Upstate NY for over 200,000 cases within two separate houses at Empire Merchants
• Participated in restructuring processes within Brown Forman for the New York model
• Managed the creation and redevelopment of the On-Premise business model in New York
• Responsible for regrouping segregated brand plans to be executed efficiently at the distributor level
• Demonstrated fundamental acumen including pricing, budget control, and gross field sales analysis
• Created comprehensive sales and marketing tools to execute national brand plans at the distributor level
• Acquired responsibility of all Brand budgets and programs, reallocating tools and finances to the proper business channels
• Managed Multi-Company Execution Strategy within Empire Merchants and Brown Forman by collaboration of local peers
• Responsible for strategic planning and programming strategies for over 36 brands of both Spirits and Wines
• Redeveloped a strong business structure for wines and spirits to accurately gauge the progress of the On Premise market
• Increased Brown Forman Portfolio’s visibility and awareness in Metro and Upstate New York Market at both the distributor and trade level
• Trained, Developed, and Educated fundamental business knowledge of all direct reports to build stable knowledge of the wine and spirits industry to further advance their career opportunities
• Developed and maintained effective working relationships with key distributor management and accounts for sales progress within all avenues of the business structure
• Worked with Off Premise State Manager in collaborating influential programming that strategically targeted focused territories by Brand within the market place

Mid-Atlantic Division Manager
SKYY Spirits
Jun 2006 – Oct 2007 • 1 yr 5 mos
New Jersey, Delaware, Maryland & DC

• Managed Sales and Programming over Mid-Atlantic Region of over 295,000 annual cases among seven distributors
• Developed and implemented all pricing and programming strategies for over twenty-five Brands
• Responsible for the strategic planning and financial budget control across the Mid-Atlantic Region
• Demonstrated fundamental acumen including pricing, budget control, and gross field sales analysis
• Created comprehensive and strategic sales and marketing calendar plans for all Skyy Brands based on profitability across four markets
• Developed a strong based business structure for all brands across the Mid-Atlantic Region to accurately gauge the progress of Skyy Spirits programming
• Calculated all sales and financial risks while dualing Skyy Spirits Focus Brands in the NJ franchise market
• Increased Skyy Spirits presence and visibility within each market by programming Distributor personnel
to effectively promote Skyy Spirits brands to a new level of awareness and presence
• Assisted Regional Vice-President in planning and developing the local tactical budgets for upcoming fiscal year
• Developed and maintained significant working relationships with key distributors and accounts for sales progress in both On and Off Premise Trade
• Created, developed, and implemented strategic brand launches throughout the Mid-Atlantic Region
• Trained and Assisted Distributor Sales Personnel to conduct brand presentations to insure the proper
implementation of brand strategies
• Worked in conjunction with Skyy's Marketing Department to assist with the planning and execution of creative events that increased the presence and visibility of all brands in the targeted market
• Developed, trained and coached local direct reports to properly and effectively manage the On/Off Premise Market
• Participated in National Sales and Marketing Conferences to assist in creating accurate and fundamental brand programs

Area Manager - NJ
Brown-Forman
Sep 2003 – Jun 2006 • 2 yrs 10 mos
New Jersey

• Position created to learn all aspects of the industry, including but not limited to: Sales, Marketing, Pricing, Projections, Financial Planning, Brand Development, Distributor Management and Market Relations
• Created comprehensive and strategic sales and marketing calendar plans for all BF Brands based on sales goals
• Managed the programming and sales in the On and Off Premise Trade across three wholesalers in NJ
• Demonstrated fundamental acumen in pricing, market trends, competitive set, and gross field sales analysis
• Assisted in the planning, development, and execution of quarterly and annual business review meetings for three distributors over a portfolio of brands
• Developed and managed key and influential relationships with three distributor houses, media outlets, agencies, and consumers
• Collaborated with multiple division contacts consisting of Sales Teams, Marketing Teams, and Marketing Developing Managers
• Responsible for the establishment, development, and execution of local Brand Plans in the Wine and Spirits Portfolio
• Established and maintained strong key contacts in the marketplace to utilize brand building opportunities and increasing sales
• Identified, developed, and executed local and national sales plans with distributors to accomplish
market opportunities
• Trained, motivated, and coached distributor sales teams in achieving goals through product knowledge
and brand programming
• Collaborated with Marketing Managers to create and find new events and innovative programs to accomplish must make goals
• Measured, evaluated and provided the performance results of all executed sales plans

On Premise Market Manager
Fedway Associates
Jun 2002 – Sep 2003 • 1 yr 4 mos
Bernards, NJ

• Managed sales and high profile marketing programs in New Jersey in conjunction with brand suppliers
• Established and maintained influential relationships with key On-Premise accounts
• Worked with various suppliers in the industry to increase sales and distribution of particular products
• Planned and coordinated promotional parties for various brands in Top New Jersey accounts
• Conducted wine and spirit tastings at trade shows, charities and organizational events
• Worked with senior management to increase the On-Premise distribution of focus products
• Created with Fedway salespeople, new and innovative ideas to help increase sales

Restaurant and Bar Manager
Roselle Country Club
May 1998 – Jun 2002 • 4 yrs 2 mos

Restaurant and Bar Manager
• Market and organize wine tasting and promotional events with local distributors
• Create promotional advertisements for upcoming tournaments and special events
• Responsible for collaborating an improved inventory system able to monitor the flow of cost and profits
• Prepare and plan the balance of weekly and monthly inventory
• Responsible for the opening and closing of daily accounts payable and receivable
• Coordinate with restaurant manager the scheduling and staffing of banquets and seminars
• Interview potential employees and conduct training programs

Assistant Account Executive
Turner Broadcasting
Nov 2000 – Nov 2001 • 1 yr 1 mo

Assistant Account Executive
• Coordinated and allocated commercial advertising for TBS, TNT, and CARTOON networks
• Communicated with over twenty major Advertising Agencies across the country on a weekly basis, maintained numerous accounts for three major cable networks
• Planned and accounted for major advertising media budgets including Procter and Gamble, Profina, Merck, and Pfizer.
• Viewed commercials for material content and length, and completed related affidavits
• Printed various reports and completed daily logs of incoming tapes and copy instructions
• Researched background information on new agencies and updated databases for future references
• Created upcoming promotional packages for advertisers and agencies

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Education

Rider University
Bachelor of Science in Business, Marketing
1998 – 2000
Activities and Societies: Rider Baseball Division 1

Featured Skills & Endorsements

Brand Management · 95
Endorsed by **Jay Finnigan and 3 others who are highly skilled at this**
Endorsed by **2 of Michael's colleagues at Devotion Spirits Inc.**

Marketing · 74
Endorsed by **Wayne Pozzi and 4 others who are highly skilled at this**
Endorsed by **2 of Michael's colleagues at Devotion Spirits Inc.**

Marketing Strategy · 47
Endorsed by **daniel cajigas and 8 others who are highly skilled at this**
Endorsed by **4 of Michael's colleagues at Brown-Forman**

See 47 more skills

Accomplishments

17 **Honors & Awards**

2017 "Rising Star" Growth Brand Award • 2017 Recognition Award • 2017 Gluten Free Vodka of the Year • 2016 "Rising Star" Growth Brand Award • 2015 "Rising Star" Growth Brand Award • 2014 Top 50 Spirits Award • 2014 "Rising Star" Growth Brand Award • 2014 Breakout Brand of the Year • 2009 Jack Daniel's Family of Brands - National Award • 2009 Territory of the Year Award…

Interests

PMA Canada
5,113 followers

Marketing Executives Group
145,636 members

The Dr. Oz Show
4,142 followers

Vimto
4,565 followers

Liquor.com
5,499 members

Bacardi
235,736 followers

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Bob Jones

ORAL IV, Inc. CEO

ORAL IV • University of Southern California

San Francisco Bay Area • 500+

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Experienced, proactive, and performance-driven management professional with extensive and progressive background in developing and launching successful businesses. Employ strong leadership as well as train and encourage team members to go beyond market goals by utilizing effective and strategic marketing approaches and analytics. Demonstrate results-driven performance in environments where functional responsibilities have been aligned to business and profit strategies. Strong social and mobile optimization skills focused on user acquisition and engagement.

Specialties:
Branding | Marketing
Social Media Marketing, Development & Strategy
Mobile Analytics
Real Estate Marketing & Acquisitions
Scaling start-up businesses
Thrive in start-up environment

Media (1)

ORAL I.V.

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Bob's Activity

1,702 followers

+ Follow



ORAL I.V. Inks Deal with MeyerDC to Expand into the Chiropractic & Clinical
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Baswood Recognized as a "Market Disruptor" with 2017 Technology
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Skinny Pop Brand Warrior Nods to Amazon's Growing Clout in Food
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Looking forward to a great trade show at NACS this week. Stop by Booth 540
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Experience

CEO
ORAL IV
Jan 2014 – Present • 3 yrs 10 mos
San Francisco Bay Area

ORAL IV is the world's best hydration aid that assists with water uptake, efficiency and performance. www.oraliv.com. Think of us as Water's Wingman. An activator. A catalyst. A kicker. With its unique all-natural formula of crystalloid electrolytes and trace minerals created to improve the actual hydration process, Oral I.V. is the hydration aid you didn't know you were missing.

Co-Founder | Board Member
Devotion Spirits, Inc.
Aug 2008 – Present • 9 yrs 3 mos

-Launched company
-Raised the capital to launch and operate
-Developed the initial production process from top to bottom
-Ran Operations from 2008-2012

Marketing Consultant
MoneyStream
Jan 2015 – Aug 2015 • 8 mos

User Acquisition, mobile analytics, engagement, social media

VP Sales & Marketing
CheckMate Mobile, Inc.
Feb 2012 – Feb 2013 • 1 yr 1 mo
Los Gatos, Ca

-Mobile App Design
-Mobile App Marketing
-Social Media Marketing & Development
-User aqcuisition
-Engagement
-Advertising (creation, analysis and messaging)
-Sales
-PR

Partner
Mas Sake, Inc.
Sep 1999 – May 2012 • 12 yrs 9 mos
San Francisco Bay Area

Operations, management

Managing Partner
One Industry Group
Aug 2005 – Sep 2011 • 6 yrs 2 mos

Manage restaurants and nightclubs.

Partner
NorCal Restaurant Group
Mar 2007 – Sep 2009 • 2 yrs 7 mos

Real Estate Acquisition

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Education

University of Southern California
BS, Urban Planning
1987 – 1992
Activities and Societies: Alpha Tau Omega, Social Chariman

Urban Planning

Leland

Volunteer Experience

Manager
Save School Sports

Board Member
Los Gatos Little League
Oct 2016 – Present • 1 yr 1 mo
Children

Coaches coordinator

Featured Skills & Endorsements

Start-ups · 98 — Endorsed by **James Reid and 1 other who is highly skilled at this**

Social Media Mar... · 94 — Endorsed by **Britt Michaelian and 7 others who are highly skilled at this**

Marketing · 70 — Endorsed by **Eric Sullivan and 3 others who are highly skilled at this**

See 31 more skills

Recommendations

Received (4) Given (5)

Sandy Moul
Founder and Principal, Emblem Communications
August 14, 2013, Sandy was a client of Bob's

Bob Jones is without question one of the industry's top marketing, branding and social media experts. Having worked with him on numerous projects, I can say from experience that he demonstrates outstanding levels of expertise , innovation and professionalism that are hard to find in today's market. From grassroots marketing to large-scale corporate branding campaigns, Bob delivers measurable results that make a significant and positive impact on business. He offers the kind of creativity and out-of-the-box thinking that's necessary to gain an edge over the competition. Bob's work ethic is also second to none. He is a very dedicated professional who provides unparalleled levels of support, meets the most aggressive timelines and always delivers as promised. Bob is truly one of the most talented individuals I've ever had the pleasure of working with, and he would be an invaluable asset to any company that wishes to elevate their branding, marketing and social media initiatives to the gold standard.



Paul McKennon
Vice President at Duplan Construction Inc.
April 15, 2013, Paul was a client of Bob's

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Accomplishments

5 Projects

Cloud 9 Learning - Mobile Learning Management System - iOS & Android App • MoneyStream • HelloTel App - iOS App • ORAL IV Hydration Suport Fluid • DARE YA! - Mobile Social Game of Dares - iOS App

1 Organization

Alpha Tau Omega

Interests

inman

Inman Group
256,109 followers



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CEO at Long-Term Stock Exchange
496,528 followers



Mark Cuban
President
3,162,697 followers

University of Southern California
336,324 followers

The Vitamin Shoppe
21,256 followers

SHIFT

SHIFT.com
2,078 followers

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